Exhibit 99.1

Press Release	Source: Lincare Holdings Inc.

Lincare Holdings Inc. Executives Sign New Employment Agreements and COO and CFO Adopt 10b5-1 Plans
Monday November 15, 3:00 pm ET

Clearwater, Fla., Nov. 15 /PRNewswire-FirstCall/ -- Lincare Holdings Inc. (Nasdaq: LNCR - News), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced that John P. Byrnes, Chairman and Chief Executive Officer, Shawn S. Schabel, President and Chief Operating Officer, and Paul G. Gabos, Chief Financial Officer, have all signed new employment agreements extending their tenure with the Company through 2009.

These new employment agreements are substantially similar to the existing three-year executive employment agreements, which expire December 31, 2004, except that the new agreements: provide for a 5-year employment term; restructure executive bonus targets; and do not provide for any payment to the executives in connection with their execution of the new agreements.

Lincare also announced that Mr. Schabel and Mr. Gabos have each adopted a pre-arranged trading plan in accordance with the guidelines specified under Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s policies with respect to insider sales. Under Mr. Schabel’s 10b5-1 plan, which expires on November 30, 2005, he will exercise options and sell up to 460,000 shares of the Company’s common stock. Under Mr. Gabos’ 10b5-1 plan, which expires on December 31, 2005, he will exercise options and sell up to 440,000 shares of the Company’s common stock. Sales under both 10b5-1 plans are subject to satisfaction of certain price targets for the shares.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 520,000 customers in 47 states.

Any statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.